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                                                                    Exhibit 24.2

                                  SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS that I hereby constitute and appoint
Stephen E. Hare, my true and lawful attorney-in-fact and agent with full power of substitution, for me and in my name, place and stead, in any and all capacities, to sign and to file the same with the Securities and Exchange Commission, (i) any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 of AMF Bowling, Inc. (No. 333-77763), with all exhibits thereto, and all documents in connection therewith and (ii) a registration statement, and any and all amendments thereto, and all documents in connection therewith relating to the offering covered thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granted unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


Date: June 25, 1999                        /s/ Howard A. Lipson, Director
                                           -------------------------------------
                                           Howard A. Lipson, Director